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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2004

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Addressof Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

                         The disclosure contained in Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                         On November 3, 2004, Advance Auto Parts, Inc., or the Company, entered into a new amended and restated $670 million senior credit facility with Advance Stores Company, Incorporated, or Advance Stores, the lenders party thereto, JPMorgan Chase, as administrative agent, Suntrust Bank and Wachovia Bank, National Association, as syndication agents, and U.S. Bank N.A. and Bank of America N.A., as documentation agents. This new facility will provide for a $200 million tranche A term loan and a $170 million tranche B term loan. Proceeds from these term loans will be used to refinance the Company’s current tranche D and E term loans and revolver under its existing credit facility. Additionally, the new facility will provide for a $100 million delayed draw term loan, which is available exclusively for stock buybacks under its previously announced stock repurchase program, and a $200 million revolving facility, or the revolver (which provides for the issuance of letters of credit with a sub limit of $70 million). As of November 3, 2004, the Company had no borrowings under the revolver and had $37.6 million in letters of credit outstanding, which reduced availability to $162.4 million.

                         The interest rates on the tranche A and B term loans, the delayed draw term loan and the revolver will be based, at the Company’s option, on an adjusted LIBOR rate, plus a margin, or an alternate base rate, plus a margin. The initial margin for the tranche A term loan and revolver is 1.50% and 0.50% per annum for the adjusted LIBOR and alternate base rate borrowings, respectively. The initial margin for the tranche B term loan and the delayed draw term loan is 1.75% and 0.75% per annum for the adjusted LIBOR and alternate base rate borrowings, respectively. Additionally, a commitment fee of 0.375% per annum will be charged on the unused portion of the tranche A loan and revolver, payable in arrears. A commitment fee of 1.75% per annum will be charged on the unused portion of the delayed draw term loan, payable in arrears.

                         The tranche A term loan requires scheduled repayments of $7.5 million on March 31, 2005 and quarterly thereafter through December 31, 2006, $10.0 million on March 31, 2007 and quarterly thereafter through December 31, 2007, $12.5 million on March 31, 2008 and quarterly thereafter through June 30, 2009 and $25.0 million due at maturity on September 30, 2009. The tranche B term loan currently requires scheduled repayments of $0.4 million on March 31, 2005 and quarterly thereafter, with a final payment of $160.7 million due at maturity on September 30, 2010. The delayed draw term loan requires scheduled repayments of 0.25% of the aggregate principal amount outstanding on March 31, 2006 and quarterly thereafter, with a final payment due at maturity on September 30, 2010 and the revolver expires on September 30, 2009.

                         Borrowings under the new senior credit facility are required to be prepaid, subject to certain exceptions, with (1) 50% of the Excess Cash Flow (as defined in the senior credit facility) unless the Company’s Senior Leverage Ratio (as defined in the senior credit facility) at the end of any fiscal year is less than or equal to 1.00 to 1.00, in which case 25% of Excess Cash Flow for such fiscal year will be required to be repaid, (2) 100% of the net cash proceeds of all asset sales or other dispositions of property by the Company and its subsidiaries, subject to certain exceptions (including exceptions for reinvestment of certain asset sale proceeds within 270 days of such sale and certain sale-leaseback transactions), and (3) 100% of the net proceeds of certain issuances of debt or equity by the Company and its subsidiaries.

                         Voluntary prepayments and voluntary reductions of the unutilized portion of the revolver are permitted in whole or in part, at the Company’s option, in minimum principal amounts specified in the new senior credit facility, without premium or penalty, subject to reimbursement of the lenders’ redeployment costs in the case of a prepayment of adjusted LIBOR borrowings other than on the last day of the relevant interest period. The new senior credit facility also provides for customary events of default, including non-payment defaults, covenant defaults and cross-defaults to the Company’s other material indebtedness.

                         The new senior credit facility is guaranteed by the Company and by each of its existing domestic subsidiaries and will be guaranteed by all future domestic subsidiaries. The facility is secured by a first priority lien on substantially all, subject to certain exceptions, of the Advance Stores’ properties and assets and the properties and assets of its existing domestic subsidiaries (including Discount Auto Parts, Inc. and its subsidiaries) and will be secured by the properties and assets of its future domestic subsidiaries. The facility contains covenants restricting the ability of the Company and its subsidiaries to, among other things, (1) declare dividends or redeem or repurchase capital stock, (2) prepay, redeem or purchase debt, (3) incur liens or engage in sale-leaseback transactions, (4) make loans and investments, (5) incur additional debt (including hedging arrangements), (6) engage in certain mergers, acquisitions and asset sales, (7) engage in transactions with affiliates, (8) change the nature of the Company’s business and the business conducted by its subsidiaries and (9) change the holding company status of the Company. The Company is required to comply with financial covenants with respect to a maximum leverage ratio, a minimum interest coverage ratio, a minimum current assets to funded senior debt ratio, a maximum senior leverage ratio and maximum limits on capital expenditures.

                         The above description of the new senior credit facility is not complete and is qualified in its entirety by the full text of the amended and restated credit agreement for the facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number

	10.1	Amended and Restated Credit Agreement dated as of November 3, 2004 among Advance Auto Parts, Inc. (“Advance Auto”), Advance Stores Company, Incorporated (“Advance Stores”), the lenders party thereto, JPMorgan Chase Bank (“JPMorgan Chase”), as administrative agent, Suntrust Bank and Wachovia Bank, National Association, as syndication agents, and U.S. Bank N.A. and Bank of America N.A., as documentation agents.

	10.5	Amended and Restated Security Agreement dated as of November 3, 2004 among Advance Auto, Advance Stores, the subsidiary guarantors listed therein and JPMorgan Chase, as collateral agent.

	10.43	Amendment and Restatement Agreement dated as of November 3, 2004 among Advance Auto, Advance Stores, the lenders party thereto and JPMorgan Chase, as administrative agent.

	10.44	Reaffirmation Agreement dated as of November 3, 2004 among Advance Auto, Advance Stores, the lenders party thereto and JPMorgan Chase, as administrative agent and collateral agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date November 9, 2004	/s/ Jeffrey T. Gray

(Signature)*
Jeffrey T. Gray Senior Vice President and Chief Financial Officer

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX
Exhibit
Number	Exhibit Description
10.1	Amended and Restated Credit Agreement dated as of November 3, 2004 among Advance Auto, Advance Stores, the lenders party thereto and JPMorgan Chase, as administrative agent, Suntrust Bank and Wachovia Bank, National Association, as syndication agents, and U.S. Bank N.A. and Bank of America N.A., as documentation agents.

10.5	Amended and Restated Security Agreement dated as of November 3, 2004 among Advance Auto, Advance Stores, the subsidiary guarantors listed therein and JPMorgan Chase, as collateral agent.

10.43	Amendment and Restatement Agreement dated as of November 3, 2004 among Advance Auto, Advance Stores, the lenders party thereto and JPMorgan Chase, as administrative agent.

10.44	Reaffirmation Agreement dated as of November 3, 2004 among Advance Auto, Advance Stores, the lenders party thereto and JPMorgan Chase, as administrative agent and collateral agent.